UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

SPORTS FIELD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54883	27-4841391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Winfield Road, Suite 200

Warrenville, Illinois 60555

(Address of Principal Executive Offices)

(508) 366-1000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2015, Sports Field Holdings, Inc. (the “Company”) entered into a director agreement (“Director Agreement”) with Glenn Appel, concurrent with Mr. Appel’s appointment to the Board of Directors of the Company (the “Board”) effective August 27, 2015 (the “Effective Date”). The Director Agreement may, at the option of the Board, be automatically renewed on such date that Mr. Appel is re-elected to the Board. Pursuant to the Director Agreement, Mr. Appel is to be paid a stipend of One Thousand Dollars ($1,000) per meeting of the Board, which shall be contingent upon his attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Mr. Appel shall receive non-qualified stock options (the “Options”) to purchase Two Hundred Thousand (200,000) shares of the Company’s common stock.  The exercise price of the Options shall be One Dollar ($1.00) per share. The Options shall vest in equal amounts over a period of Two (2) years at the rate of Twenty Five Thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing in the third fiscal quarter of 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 is hereby incorporated by reference.

On August 27, 2015, the Board approved by unanimous written consent the appointment of Glenn Appel as director of the Company, effective immediately.

Glenn Appel, age 43

Mr. Appel, age 43, is the current Chief Executive Officer and President of Campania International, Inc. (“Campania”), one of the preeminent suppliers of garden elements in North America. For the last eleven years, as the Chief Executive Officer and President of Campania, Mr. Appel has fostered exceptional sales growth and constructed a highly effective management team. Prior to joining Campania, Mr. Appel held various management positions with Crayola, LLC.  Mr. Appel has an undergraduate degree from Lehigh University and an MBA from Columbia University.

In evaluating Mr. Appel’s specific experience, qualifications, attributes and skills in connection with his appointment as a member of the Board of the Company, the Board considered his expertise in human resources and business execution, as well as his extensive experience as Chief Executive Officer and President of Campania International.

Family Relationships

Mr. Appel does not have any family relationships with a current officer or director of the Company.

Related Party Transactions

There are no applicable related party transactions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1*	Director Agreement, dated August 27, 2015, between the Company and Glenn Appel.

*filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS FIELD HOLDINGS, INC.

Date: September 3, 2015	By:	/s/ Jeromy Olson
Jeromy Olson
Chief Executive Officer

3